Sub-Item 77Q1: Exhibits.

EX-99Q1(e): Copies of any new or amended Registrant investment advisory contracts

Amended and Restated Expense Reimbursement Agreement, dated November 4, 2011, by Northern Funds and Northern Trust Investments, Inc. is hereby incorporated by reference to Exhibit (d)(129) to Post-Effective Amendment No. 81, filed with the Commission on March 21, 2012 (Accession No. 0001193125-12-125352).

Amended and Restated Expense Reimbursement and Advisory Fee Waiver Agreement, dated November 4, 2011, by Northern Funds and Northern Trust Investments, Inc. is hereby incorporated by reference to Exhibit (d)(130) to Post-Effective Amendment No. 81, filed with the Commission on March 21, 2012 (Accession No. 0001193125-12-125352).

Amendment No. 1 to the Amended and Restated Expense Reimbursement and Advisory Fee Waiver Agreement, dated February 24, 2012, by Northern Funds and Northern Trust Investments, Inc. is hereby incorporated by reference to Exhibit (d)(131) to Post-Effective Amendment No. 81, filed with the Commission on March 21, 2012 (Accession No. 0001193125-12-125352).

Amended and Restated Expense Reimbursement and Advisory Fee Waiver Agreement, dated November 4, 2011, among Northern Funds, Northern Trust Investments, Inc. and The Northern Trust Company of Connecticut is hereby incorporated by reference to Exhibit (d)(133) to Post-Effective Amendment No. 83, filed with the Commission on April 25, 2012 (Accession No. 0001193125-12-181937).

Investment Sub-Advisory Agreement among Northern Trust Investments, Inc., The Northern Trust Company of Connecticut and Northern Cross, LLC, dated January 26, 2012, is hereby incorporated by reference to Exhibit (d)(128) to Post-Effective Amendment No. 83, filed with the Commission on April 25, 2012 (Accession No. 0001193125-12-181937).